CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-72656, 333-111747, 333-111748) of our report dated March 24, 2006, except for the effect of reporting the discontinued operations described in Note 3, as to which the date is March 21, 2007, relating to the financial statements and financial statement schedule, which is included in this Annual Report on Form 10-K for the year ended December 31, 2006.

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 28, 2007